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                                                                  EXHIBIT 8.1.1






                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE
                                [New York Office]


                                 (212) 474-1000



                                                              September 10, 1999


                              West Penn Funding LLC
                       -----------------------------------
                       Registration Statement on Form S-3
                       -----------------------------------
                          (Registration No. 333-79619)
                       -----------------------------------


Ladies and Gentlemen:


         We have acted as special U.S. Federal income tax counsel to West Penn Funding LLC, a Delaware limited liability company (the "Issuer"), in connection with the preparation of the registration statement on Form S-3 (Registration No. 333-79619) and the amendments thereto (the "Registration Statement") initially filed with the Securities and Exchange Commission (the "Commission") on May 28, 1999, for the registration under the Securities Act of 1933, as amended (the "Act"), of up to $670,000,000 aggregate principal amount of the Issuer's Transition Bonds, Series 1999-A (the "Transition Bonds"), to be sold in a proposed public offering, all as set forth in the Registration Statement. The Transition Bonds will be issued under an Indenture in the form of Exhibit 4.3 to the Registration Statement (the "Indenture") to be executed by the Issuer and the Bond Trustee named therein.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, limited liability company records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Certificate of Formation of the Issuer dated May 26, 1999, (b) the Amended and Restated Limited Liability Company Agreement of the Issuer, (c) the Registration Statement,
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(d) the Indenture and (e) the Internal Revenue Service ruling issued to West
Penn Power Company dated July 23, 1999.

         Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that the statements in the prospectus (the "Prospectus") forming a part of the Registration Statement under the headings "Prospectus Summary--Tax Status" and "United States Taxation" accurately describe the material U.S. tax consequences to holders of the Transition Bonds.

         Our opinion is based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the issuance, or any inaccuracy in the statements upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. Finally, our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences to prospective investors of acquiring, holding and disposing of the Transition Bonds.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the headings "United States Taxation" and "Legal Matters" in the Prospectus. We further consent to the incorporation of this opinion by reference as an exhibit to any Rule 462(b) Registration Statement. In giving these consents, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission.


                              Very truly yours,


                              /s/ Cravath, Swaine & Moore

                              Cravath, Swaine & Moore


West Penn Funding LLC
   800 Cabin Hill Drive
      Greensburg, PA 15601